UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2023

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

767 Third Avenue, 6th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (949) 480-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 below with regard to the Recapitalization Transactions (as defined below) is incorporated by reference herein. Such issuances of Acacia Research Corporation’s (the “Company”) common stock, par value $0.001 per share (the “Common Stock”), were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

As previously disclosed, on October 30, 2022, the Company entered into a recapitalization agreement (the “Recapitalization Agreement”) with Starboard Value LP and certain of its affiliates (together with Starboard Value LP, “Starboard”). Further to the terms of the Recapitalization Agreement, on June 30, 2023, the Company filed its Amended and Restated Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”), which was previously approved by the Company’s stockholders at the Company’s annual meeting on May 16, 2023, to remove the “4.89% blocker” provision contained therein.

In accordance with the terms contained in the Certificate of Designations and the Recapitalization Agreement, on July 13, 2023, Starboard converted an aggregate amount of 350,000 shares of Series A Convertible Preferred Stock into 9,616,746 shares of Common Stock, including 27,704 shares of Common Stock issued in respect of accrued and unpaid dividends (the “Preferred Stock Conversion”).

Further to the terms of the Recapitalization Agreement and in accordance with the terms of the Series B Warrants, on July 13, 2023, Starboard also irrevocably exercised 31,506,849 of the Company’s Series B Warrants (the “Series B Warrants”) through a combination of a “Note Cancellation” and a “Limited Cash Exercise” (each as defined in the Series B Warrants), as determined by Starboard, for an aggregate total of 31,506,849 shares of Common Stock (the “Series B Warrants Exercise” and, together with the Preferred Stock Conversion, the “Recapitalization Transactions”). Pursuant to the Series B Warrants Exercise, the Company cancelled $60 million aggregate principal amount of senior secured notes held by Starboard and received aggregate gross proceeds of approximately $55 million.

As a result of the Recapitalization Transactions, Starboard holds 61,123,595 shares of Common Stock, representing approximately 61.2% of the Common Stock based on 99,886,322 shares of Common Stock issued and outstanding as of July 13, 2023.

Following the recapitalization, the Company will be a “Controlled Company” for purposes of the Nasdaq listing requirements. The Company is not relying on any of the exemptions to the Nasdaq listing requirements afforded to Controlled Companies at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2023
ACACIA RESEARCH CORPORATION

	By:	/s/ Jason Soncini
	Name:	Jason Soncini
	Title:	General Counsel